SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) - September 13, 2002


                              IEC Electronics Corp.
             (Exact name of Registrant as Specified in its Charter)



                                    Delaware
                 (State or other jurisdiction of Incorporation)




                  0-6508                        13-3458955
        (Commission File Number)      (IRS Employer Identification No.)



                   105 Norton Street, Newark, New York 14513
                    (Address of Principal Executive Offices)



                                 (315) 331-7742
              (Registrant's Telephone Number, including Area Code)





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Item 5. Other Events
        ------------

     The Registrant received a NASDAQ Staff Determination letter on September 13, 2002 indicating that the Registrant fails to comply with Marketplace Rule 4310(c)(2)(B), concerning minimum net tangible assets and minimum stockholders' equity requirements, and with Marketplace Rule 4310(c)(13) because of its dues delinquency. As a result, the Registrant's common stock is subject to delisting from the NASDAQ SmallCap Market. The registrant has requested a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination, and its stock will continue to be listed on the NASDAQ SmallCap market until the Panel has made its decision. There can be no assurance that the Panel will grant the Registrant's request for continued listing.






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                        IEC Electronics Corp.
                                                        ---------------------
                                                        (Registrant)





Date:  September 20, 2002                               By:
                                                        ----------------------
                                                        W. Barry Gilbert,
                                                        Chief Executive Officer
                                                        & Chairman of the Board


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